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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) February 6, 2003

                        COMPOSITE TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                       0-10999                     59-2025386
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 (State of incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification No.)

          18881 Von Karman Avenue, Suite 1630, Irvine, California 92612
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               (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code (949) 756-1091
                                                          --------------
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

On July 17, 2002, Composite Technology Corporation, a Nevada corporation ("CTC") provided an update on material legal proceedings commenced by or against CTC or its wholly owned subsidiary, Transmission Technology Corporation ("TTC").

As of February 6, 2003, CTC entered a Settlement Agreement and Mutual Release pursuant to which all of claims and counterclaims in the following 4 actions are being dismissed.

1. TRANSMISSION TECHNOLOGY CORPORATION V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC. et al, Case No. 01-07118, was filed in August 15, 2001 before the United States District Court, Central District of California. The principal parties to the suit at this time are Transmission Technology Corporation ("TTC"), C. William Arrington, Composite Technology Corporation ("CTC"), W. Brandt Goldsworthy & Associates, Inc. ("WBGA"), W.B.G., Inc. ("WBG"), Tom Sawyer, and Composite Power Corporation.

2. DR. CLEM HIEL ET AL. V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC. et al., Case No. 02CC05443, was filed on April 9, 2002 in the State of California for the County of Orange and has now been transferred and is pending before the Superior Court of the State of California for the County of Los Angeles. The principal parties are Dr. Clem Hiel, Dr. Alonso Rodriguez (both of whom are former employees of WBG and/or WBGA and are currently consultants of CTC), WBGA, WBG and W. Brandt Goldsworthy. CTC has agreed to bear the expense of this proceeding because it affects two of CTC's consultants. These consultants are involved in the commercialization of CTC's novel aluminum conductor composite core cable.

3. TRANSMISSION TECHNOLOGY CORPORATION ET AL. V. TOM SAWYER, Case No. 02CC10972, was filed on June 21, 2002 in the Superior Court of the State of California for the County of Orange and has now been transferred to the United States District Court, Central District of California after being allowed to be included in the action of TTC vs WBG/WBGA et al. The principal parties are TTC, CTC, Arrington, Wilcoxon, and Sawyer. Plaintiffs seek declaratory relief and an injunction against Sawyer, as well as damages arising from various tort causes of actions, including without limitation tortuous interference with contract, fraud, legal malpractice, and breach of fiduciary duty. This proceeding is indirectly related to the litigation concerning the License Agreement.

4. TRANSMISSION TECHNOLOGY CORPORATION ET AL. V. MICHAEL WINTERHALTER, et al., Case No. 02CC12539 was filed July 26, 2002 in the Superior Court of the State of California for the County of Orange. TTC/CTC filed suit against Winterhalter (a WBG employee or business associate) based on his campaign against TTC/CTC by contacting third parties and disparaging TTC/CTC and threatening third parties with lawsuits for dealing with TTC/CTC. This proceeding is indirectly related to the litigation concerning the License Agreement.

A copy of the Settlement Agreement and Mutual Release will be filed as an exhibit to CTC's Form 10-QSB for the period ending March 31, 2003.

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The following case remains pending against CTC's wholly-owned subsidiary TTC and
CTC.

JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION et al., Case No. SC-072087, was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties are Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. Plaintiff seeks $250,000 in unpaid legal fees. CTC believes that it has valid defenses and intends to vigorously contest the claim. On December 12, 2003 the motions were heard and the Demurrer was granted in part. On or about January 13, 2003, Plaintiffs filed a First Amended Complaint that is currently pending. Due to CTC's cash position, a judgment in favor of Plaintiff on this claim could have a material negative effect on CTC's plan of operation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.       Description
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99.1              Press Release dated February 13, 2003

ITEM 9. REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is a true and correct copy of CTC's press release dated February 13, 2003 disclosing the resolution of certain outstanding litigation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPOSITE TECHNOLOGY CORPORATION
                                   (Registrant)

                                   By: /s/ Benton H Wilcoxon
                                       ---------------------
                                   Name: Benton H Wilcoxon
                                   Title: Chief Executive Officer and Secretary

Date: February 13, 2003